SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: August 15, 2007
ZONES, INC.
(Exact name of Registrant as Specified in its Charter)

WASHINGTON	0-28488	91-1431894
(State or other jurisdiction incorporation or organization)	(Commission File Number)	(I.R.S. Employer of Identification Number)

1102 15th Street SW, Suite 102, Auburn, Washington 98001-6509
(Address of Principal Administrative Offices)

Registrant’s Telephone Number, Including Area Code:          (253) 205-3000

Click the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Representatives of Zones, Inc. will present informational materials in investor presentations from time to time.  We have posted the presentation materials on our company website at www.zones.com/ir.

The information contained in Item 8.01 of this Current Report on Form 8-K is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to liabilities of that Section, nor shall it be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act.

Safe-Harbor

As to our discussion of certain forward-looking statements included in the presentation materials, these forward-looking statements involve risks and uncertainties, including activities, events or developments that we expect, believe or anticipate will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements including, but not limited to, future growth, pressure on margin due to vendor programs, product and customer mix and pricing strategies, the ability to hire and retain account executives, the ability to maintain or increase the productivity of our sales force, reliance on vendor relationships, increased competition, state tax uncertainties, rapid technological change and inventory obsolescence, dependence on personnel, potential disruption of business from information systems failure and changes in economic conditions. Additional assumptions, risks and uncertainties are contained in detail in our filings with the Securities and Exchange Commission. Such filings are available on our website or at www.sec.gov.

SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

ZONES, INC.

Dated: August 15, 2007	/s/ RONALD P. MCFADDEN

By: Ronald P. McFadden
Its: Secretary and Chief Financial Officer